                                                                   EXHIBIT 10.30



                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(B)(4),
                                                            200.83 AND 240.24B-2


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

        This Settlement Agreement and Mutual Release (together with the exhibits and schedules attached hereto, the "Settlement Agreement") is entered into effective as of ____________ __, 2000 by and between MP3.COM, INC. ("MP3" herein), on the one hand, and Sony Music Entertainment Inc. ("Company"), on the other hand, both of which are sometimes collectively referred to as the "Parties" and each of which is sometimes individually referred to as a "Party" and is made with reference to the following:

1.      RECITALS:

        a) Company is a Plaintiff and MP3 is the defendant in the following litigation (the "Litigation"): UMG RECORDINGS, INC., SONY MUSIC ENTERTAINMENT INC., WARNER BROS. RECORDS INC., ARISTA RECORDS INC., ATLANTIC RECORDING CORPORATION, BMG MUSIC D/B/A THE RCA RECORDS LABEL, CAPITOL RECORDS, INC., ELEKTRA ENTERTAINMENT GROUP, INC., INTERSCOPE RECORDS, AND SIRE RECORDS GROUP INC., Plaintiffs, vs. MP3.COM, INC., Defendant, Case No. 00 Civ. 0472
               (JSR).

        b) Each of the Parties to this Settlement Agreement desire to permanently settle and resolve any and all claims, disputes, issues or matters that exist between them as of the date of this Settlement Agreement and to dismiss with prejudice the Litigation.

        c) NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and subject to the terms and conditions set forth below, the Parties desire to, and hereby do, resolve their differences and agree as follows:

2.      SETTLEMENT TERMS:

        a) In consideration hereof, concurrently with the execution hereof and of the License Agreement referred to in subparagraph (f) below, and the execution by counsel for the Parties hereto and delivery of a copy to MP3 for filing of the Dismissal With Prejudice of the Litigation as described hereinbelow MP3 will pay Company the sum of [...***...] plus [...***...]

               [...***...]


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               Bank Address: [...***...]
               Bank Contact: [...***...]

        b) In the event that MP3 enters into a settlement agreement with any of BMG Entertainment, Warner Music Group, Inc., UMG Recordings, Inc.; and EMI Records Group (each, together any entity controlling, controlled by or under common control with such entity, a "Plaintiff"), which settlement agreement obligates MP3 to pay such Plaintiff a "Settlement Amount" (defined below) greater than the applicable amount set forth in the schedule in subparagraph 2(b)(ii)(a) - (d) below, then MP3 shall pay to Company an additional settlement payment (the "Additional Payment(s)) defined as described in subparagraphs 2(b)(ii) and
               (iii) below.

               i) The "Settlement Amount" is defined as sums paid to a particular Plaintiff in settlement of the Litigation, exclusive of sums payable pursuant to subparagraphs equivalent to this subparagraph, exclusive of sums paid as a result of a damage award, exclusive of legal fees, exclusive of any recoupable sums or royalties in connection with any future exploitation of sound recordings or musical compositions, but inclusive of any non-recoupable amounts paid pursuant to any license or any other agreement directly related to the MyMp3 Service and any payments to said Plaintiff with respect to past uses of musical compositions. The MyMP3 Service means MP3's proprietary service, currently accessed via the URL "www.MyMP3.com" on the MP3.com website, under which a registered user can establish and maintain and/or access a specific collection of recordings, together with other interactive features, which can be accessed and used by such registered user.

               ii) The Additional Payment shall be defined as the amount in excess of the amount set forth in subparagraph 2(a) above determined after multiplying the amount set forth in subparagraph 2(a) above by a fraction (the "Fraction"), the denominator of which is the applicable amount described in the following schedule and the numerator of which is the Settlement Amount actually paid to the applicable Plaintiff.

                      a)     BMG Entertainment, - [...***...]

                      b)     Warner Music Group, Inc. - [...***...]

                      c)     UMG Recordings, Inc. - [...***...]; and


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                      d)     EMI Records Group - [...***...]

               iii) Such Additional Payment shall be calculated and made promptly after MP3 has executed any applicable agreements with any of said Plaintiffs in respect of the settlement of the Litigation, in whole or in part. MP3 is obligated to advise Company promptly of any such applicable agreement. The total Additional Payment(s) shall be based on the Settlement Amount which effectively yields the single largest Fraction, if any, with respect to any of the four Plaintiffs. Thus, if any one such agreement with a Plaintiff results in a certain Fraction requiring an Additional Payment, then any subsequent agreement with another Plaintiff will only result in a further Additional Payment to the extent the Fraction applicable to such subsequent agreement is greater than the Fraction resulting from such prior agreement.

        c) For no additional consideration, Company also hereby agrees that the master recordings and phonorecord copyrights, excluding the musical compositions or literary or dramatic works embodied therein, previously copied by MP3 which are owned or controlled by Company shall be deemed to have been copied with Company's consent.

        d) Reference is made to all musical compositions owned or controlled by Company's music publishing affiliates and related entities, including, without limitation, Sony/ATV Music Publishing LLC (the "Compositions", Sony/ATV Music Publishing LLC is sometimes referred to herein as "Sony/ATV"). Company and Sony/ATV agree that the general release herein covers MP3's reproduction, distribution, or other exploitation, prior to the date of this Settlement Agreement, of the Compositions. Company, Sony/ATV and MP3 agree that the release herein does not cover any additional reproduction, distribution, or other exploitation of the Compositions which takes place after the date of this Settlement Agreement, including, without limitation, any further exploitations of Compositions already copied into MP3's database.

        e) It specifically is understood that the term "Company" shall include any corporation or other entity controlling, or controlled by, or under common control therewith, including without limitation, Company's affiliates and divisions in the music publishing and the recorded music businesses.

        f) Concurrently herewith, Company and MP3 are entering into a License Agreement in the form annexed hereto as Exhibit A (the "License Agreement").


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3.      RELEASES

        a) Company Release. Company, on behalf of itself and its heirs, agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns does hereby irrevocably release, acquit and forever discharge MP3 and each of its respective heirs, agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, parents, subsidiaries, divisions, affiliates, officers, directors, shareholders, investors, family members, attorneys, transferees, predecessors, successors, and assigns, jointly and severally in their representative capacities (the "MP3 Releasees"), of and from any and all debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorneys' fees, compensation, liabilities and obligations whatsoever (hereinafter referred to collectively as "Company Claims"), suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the date of this Settlement Agreement, which Company may now have or at any time heretofore may have had, or which at any time hereafter may have or claim to have against the MP3 Releasees, relating to, arising from, or concerning the MyMP3 Service or the Litigation (hereinafter "Company Released Claims").

        b) MP3 Release. MP3, on behalf of itself and its heirs, agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns does hereby irrevocably release, acquit and forever discharge Company and each of its respective heirs, agents, employees, representatives, partners, owners, related entities, officers, parents, shareholders, directors, subsidiaries, affiliates, attorneys, transferees, predecessors, successors, and assigns, jointly and severally in their representative capacities (the "Company Releasees"), of and from any and all debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorneys' fees, compensation, liabilities and obligations whatsoever (hereinafter referred to collectively as "MP3 Claims"), suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the date of this Settlement Agreement, which MP3 may now have or at any time heretofore may have had, or which at any time hereafter may have or claim to have against the Company Releasees, relating to, arising from, or concerning the MyMP3 Service or the Litigation (hereinafter "MP3 Released Claims").

        c) Statutory Waiver. With respect to the Company Released Claims and the MP3 Released Claims (collectively, the "Released Claims"), all rights under



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               California Civil Code Section 1542 (and any other law of similar effect), are hereby expressly waived by the Parties, and each of them, notwithstanding any provision to the contrary. Section 1542 provides as follows:

                      "A general release does not extend to claims which the
                             creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."

        d) The Parties, and each of them, and their representatives, heirs and assigns expressly waive and release any right or benefit which they have or may have under Section 1542 of the Civil Code of the State of California, to the fullest extent that they may waive all such rights and benefits pertaining to the matters released herein. It is the intention of the Parties, and each of them, through this Settlement Agreement, and with the advice of counsel, to fully, finally and forever settle and release all such matters, and all claims relative thereto, in furtherance of such intention.

        e) Dismissal With Prejudice. Company, concurrently with the execution and delivery hereof and payment of the sum described in 2(a) above, shall execute, file and deliver to MP3 a Dismissal With Prejudice of the Litigation, in the form annexed hereto as Exhibit B.

4.      NOTICES

        a) Any notice, demand, request, consent, approval, or communication that either Party desires or is required to give to the other Party is ordered to be addressed and served on or delivered to the other Party at the address set forth below. Any Party may change his/his/its address by notifying the other Parties of their change of address(es) in writing.

               i)     The addresses for MP3 are as follows:

                      MP3.com, Inc.
                      4790 Eastgate Mall
                      San Diego, CA 92121
                      Attn: General counsel and VP Legal

                      With simultaneous copies to:

                      Gary Stiffelman, Esq.
                      Ziffren, Brittenham, Branca & Fischer LLP



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                      1801 Century Park West
                      Los Angeles, California 90067

               ii)    The address for Company is as follows:

                      Sony Music Entertainment Inc.
                      550 Madison Avenue
                      New York, NY 10022-3211
                      Attn: Senior Vice President and General Counsel

                      With simultaneous copies to:

                      Sony Music Entertainment Inc.
                      550 Madison Avenue
                      New York, NY 10022-3211
                      Attn: Senior Vice-President, Business Affairs & Administration

5.      MISCELLANEOUS PROVISIONS

        a) In order to carry out the terms and conditions of this Settlement Agreement, the Parties agree to promptly execute upon reasonable request any and all documents and instruments consistent herewith necessary to effectuate the terms of this Settlement Agreement.

        b) By entering into this Settlement Agreement, no Party admits or acknowledges that they committed any wrongdoing on their part.

        c) This Settlement Agreement and any controversy which might arise therefrom shall in all respects be interpreted, enforced and governed by the laws of the State of New York applicable to agreements made and to be fully performed therein. All parties consent to the sole and exclusive personal jurisdiction and venue in the United States District Court for the Southern District New York, and agree that all disputes or litigation regarding this Settlement Agreement shall be submitted to and determined by said court which shall have sole and exclusive jurisdiction.

        d) This Settlement Agreement, together with the License Agreement, is the entire agreement between the Parties with respect to the Released Claims or subject matter of this Settlement Agreement and supersedes all prior and contemporaneous oral and written agreements and discussions pertaining to the Released Claims or subject matter of this Settlement Agreement. This Settlement Agreement may be amended only by a written agreement executed by each of the Parties hereto. No breach of the License Agreement may or



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               shall be deemed a breach of this Settlement Agreement.

        e) No breach of any provision hereof can be waived unless in writing signed by the party to be charged with such a waiver. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

        f) This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and his/his/its respective heirs, agents, employees, representatives, partners, parents, subsidiaries, divisions, affiliates, officers, related entities, licensees, directors, shareholders, investors, attorneys, transferors, transferees, predecessors, successors, trustees in bankruptcy, and assigns and each and every entity which now or ever was a division, parent, successor, predecessor, division, affiliate, officer, director, shareholder, investor, employee, attorney, transferor, transferee, or subsidiary for each Party and its respective legal successors and assigns.

        g) The Parties represent and warrant that each of them have not assigned all or any portion of any claim pertaining to the Released Claims to any person or entity. In the event any claims are made by any third persons or entities based upon any purported assignment or any such liens or claims are asserted in connection with the Released Claims or proceeds of the Settlement Agreement, then the Party who has breached his representation or warranty contained herein agrees to indemnify and hold harmless the other Party from any said claims being made.

        h) In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Settlement Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provisions shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

        i) Each of the Parties hereto represent and declare that in executing this Settlement Agreement, they rely solely upon their own judgment, belief and knowledge, and on the advice and recommendations of their own independently selected legal counsel, concerning the nature, extent and duration of their rights and claims and that they have not been influenced to any extent whatsoever in executing the same by any representations or statements covering any matters made by any of the Parties hereto or by any person representing them or any of them. The Parties acknowledge that



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               neither any Party hereto nor any of their representatives have made any promise, representation or warranty whatsoever, written or oral to any other party, as any inducement to enter into this Settlement Agreement, except as expressly set forth in this Settlement Agreement or in the License Agreement.

        j) The Parties hereto or responsible officer or representative thereof, and each of them, further represent and warrant that they have carefully read this Settlement Agreement and know and understand the contents hereof, and that they signed this Settlement Agreement freely and voluntarily and have had the benefit of the advice of legal counsel before executing this Settlement Agreement. Each of the representatives executing this Settlement Agreement on behalf of their respective corporations or partnerships is empowered to do so and thereby binds his respective corporation or partnership.

        k) This Settlement Agreement may be executed in counterparts and when each Party has signed and delivered at least one such counterpart to each of the other Parties, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties. This Settlement Agreement may be executed via facsimile signatures, which shall have the same force and effect as if they were original signatures to be followed by executed originals.

        l) Each party hereto warrants and represents that it has all necessary right, title, and authority to enter into this Settlement Agreement, to grant the rights and interests herein granted, and to perform all of its obligations under this Settlement Agreement.

        m) Company, MP3 and each of their respective affiliates agree that they shall, and they shall instruct in writing their respective attorneys, accountants and other professional advisors (collectively, "Advisors") to, hold in confidence and not communicate, transmit, publish, disseminate or otherwise disclose any of the terms and conditions of this Agreement or any fact, matter, event or surrounding circumstance leading to or relating to the negotiation thereof to which such Party was privy or of which they were otherwise made aware (e.g., by being copied on correspondence or by being advised of such fact, matter, event or circumstance by another party to the negotiation) (collectively, "Confidential Information"); provided, however, that nothing in this subparagraph (m) shall prohibit disclosure of such Confidential Information: (a) by Company, MP3 or any Affiliate to its respective financial officers, management, bankers or others as may be reasonably necessary in the operation of its respective business or by Company to any of its Affiliates; (b) by Company, MP3 or any Affiliate to its respective



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               Advisors to the extent that such disclosure is in the opinion of such Advisors required to enable such Advisors fully to represent the person or entity concerned (or by any of Company's Affiliates or licensees to their respective attorneys, accountants and other professional advisors); (c) in connection with any legal or governmental proceeding; or (d) to any judicial, governmental or regulatory body. Notwithstanding the foregoing, in the event that either Party seeks or is required to disclose Confidential Information as a result of the circumstances described in clauses
               (c) or (d) of the preceding sentence, the Party seeking to disclose Confidential Information shall use reasonable efforts to promptly notify the other Party of such potential disclosure so that such other Party may seek an appropriate protective order to prevent the disclosure of such Confidential Information. MP3 also shall have the right to provide copies hereof to the Plaintiffs in connection with provisions similar to 2(b) above.

        n) Company and MP3 and each of their respective affiliates agree that the disclosure of the existence of this agreement or any of the transactions contemplated in this Agreement, including, without limitation, any Confidential Information, in the context of any formal public communication to a third party of any kind, including, for the avoidance of doubt and without limitation, in the context of a formal press announcement or press conference, shall be subject to MP3's and Company's mutual approval. Attached hereto as Exhibit C to this Agreement is a formal press announcement which is deemed mutually approved by both MP3 and Sony (the "Agreed Statement").



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        IN WITNESS WHEREOF, the Parties hereto have executed this Settlement
Agreement on the date(s) written beside his/his/its name, respectively.

                                        Sony Music Entertainment Inc.


Dated:                                  By: /s/ RON WILCOX
        --------------                      ------------------------------------
                                             Ron Wilcox

                                        Its: Senior Vice President,
                                             Business Affairs and Administration
                                            ------------------------------------


Dated:                                  MP3.com, Inc.
        --------------

                                        By: /s/ ROBIN RICHARDS
                                            ------------------------------------
                                        Its: Pres
                                            ------------------------------------



APPROVED AND ACCEPTED INSOFAR AS THE UNDERSIGNED IS CONCERNED:

                                        Sony/ATV Music Publishing LLC


                                        By: /s/ [SIGNATURE ILLEGIBLE]
                                            ------------------------------------
                                        Its: Executive VP
                                            ------------------------------------



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                                    EXHIBIT A
                                LICENSE AGREEMENT

                                  MP3.com, Inc.
                               4790 Eastgate Mall
                               San Diego, CA 92121

                                 August __, 2000

Sony Music, a Group of Sony Music Entertainment Inc.
550 Madison Avenue
New York, NY 10022-3211

Gentlepersons:

This letter, when and if fully executed, will set forth the terms of the license agreement between Sony Music, a Group of Sony Music Entertainment Inc. ("Sony" or "Company") and MP3.com, Inc. ("MP3", "us" or "we"), with respect to Sony licensing certain rights to MP3 on the following terms:

1.      DEFINITIONS:

        a) "Adjusted Gross Revenues": All gross sums actually received by MP3, or credited against a prior advance, in the form of:

               i) sums paid by or on behalf of Locker Owners in connection with accessing MyMP3 or any Lockers, including, for the avoidance of doubt and without limitation, all subscription fees, registration fees, access fees, storage fees, password fees or other remuneration paid to or for the benefit of MP3, in order to enable a Locker Owner to access Lockers or otherwise use MyMP3, less actual, out-of-pocket amounts (not to exceed [...***...] paid by or on behalf of Locker Owners) paid to third parties who are carriers furnishing telephone or other communications services or other similarly-situated third parties entitled to a percentage of gross sums for providing Locker Owners with access to MyMP3;

               ii) sums paid by or on behalf of third parties for sponsorship of Lockers or for the right to include advertising specifically in Lockers, less actual, out-of-pocket amounts paid to advertising agencies (not to exceed [...***...] paid by or on behalf of third parties) in connection with such sponsorship or advertising revenues;

               iii) sums paid by or on behalf of third parties in the form of e-commerce bounties, referral fees or affiliate program fees resulting from Links within My.MP3 to any other point of presence on the Internet (as herein defined); and i)


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               iv)    sums paid by or on behalf of third parties in respect of
                      the sale of products or services from any Web Page that is part of MyMP3 (including any Locker) (less only MP3's actual, out-of-pocket costs of goods sold, shipping and handling, sales taxes and third party participations).

               v) It is understood that MP3 sells certain advertising which appears simultaneously on Web Pages that are part of MyMP3 and Web Pages that are not part of MyMP3 but are otherwise part of the MP3 Site ("Site Advertising"). So long as such Site Advertising does not occupy [...***...] of a Web Page which is part of MyMp3, no portion of the sums received from the sale of such Site Advertising shall be included in Adjusted Gross Revenues hereunder. To the extent that Site Advertising does exceed the limits described in the preceding sentence, revenues from such excess Site Advertising shall be subject to inclusion in Adjusted Gross Revenues as described in subparagraph 1(a)(ii) above. Notwithstanding anything to the contrary, it is agreed that any monies specifically attributable to access by Locker Owners to a particular service within MyMP3 in respect of which Persons pay additional, incremental consideration in order to access such service or the recorded content provided thereby, none of which recorded content is [...***...] (e.g., MP3's existing classical music subscription service as presently structured) shall not be included in the calculation of Adjusted Gross Revenues.

               vi) Further notwithstanding anything to the contrary, it is agreed that any monies received for or in connection with end users accessing a specific subscription, download or other service which offers content [...***...] shall be included in the calculation of Adjusted Gross Revenues only after deduction of any license fees or other amounts payable to any such entity in connection with such service. It is understood that nothing contained in this agreement permits MP3 to establish any service other than as specifically set forth herein.

               vii) If revenues are paid to or received by MP3 in the form of advertising inventory or other services, products or any thing of value received in lieu of cash consideration (i.e., trade or barter), the fair market value of any such inventory, products or services or any thing of value shall be included in the calculation of Adjusted Gross Revenues.


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        b)     "Affiliate": Any corporation or other person or entity
               controlling, or controlled by, or under common control with a party or Person, as the case may be, and any joint ventures in which any of the foregoing participate.

        c) "Artist": A recording artist, record producer, or other third party entitled to a royalty or other participation in revenues derived from the exploitation of Company Recordings ("Record Revenue Participation"). Artists shall not include Persons in the capacity of songwriters or music publishers, including any third party to the extent same is entitled to a royalty or other participation in revenues derived from Compositions or other literary, dramatic or other works other than audio Recordings embodied in Company Recordings ("Publishing Revenue Participation"). To the extent any of said Persons also are entitled to a Record Revenue Participation in their capacity as a performer, producer or otherwise, then said Person will be an Artist but only to the extent such Person's Record Revenue Participation is concerned and not insofar as such Person's Publishing Revenue Participation is concerned.

        d) "Beam It": means the system currently utilized by MP3 (and any future enhancements thereto in accordance with this Agreement), pursuant to which a Locker Owner can place a pre-owned Phonograph Record into a computer CD-ROM drive, MP3's proprietary software verifies the existence and identity of such Phonograph Record and, upon completion of such verification, the Recordings embodied in such Phonograph Record are automatically added to the Locker Owner's Title List. In the event that a technology is available hereafter during the Term which enables the Beam It system with commercially reasonable reliability to identify and distinguish separate Phonograph Record copies of the same Company Album from one another, MP3 shall adopt such system so as to not allow the same Phonograph Record copy to be used to add Company Recordings to multiple Lockers or to allow an unauthorized copy of a Company Album (e.g., a CD-R copy) to be used to add Company Recordings to Lockers; provided such technology (i) does not permit the rejection of misidentified Company Albums so that two copies of the same Company Album are incorrectly identified as the same copy and the second is rejected; (ii) does not materially increase the time required for the Beam It system to add Recordings to a Locker Owner's Title List with the result that implementation of such technology would render the user experience materially inferior to that experience available without such technology; and (iii) there is no more than a di minimus cost (relative to the costs of operation of MyMP3) to MP3 to employ such technology.

        e) "Company Album": A long-playing Phonograph Record, as said term presently is understood in the United States recording industry, which is or was at any time (before or during the Term) listed in [...***...] active product catalog in the United States, in respect of which [...***...] has [...***...]


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               [...***...]

        f) "Company Master": the Recordings embodied in a Company Album or other Record which is or was at any time (before or during the Term) listed in [...***...] active product catalog in the United States, in respect of which [...***...] has [...***...]

        g) "Company Recordings": All Company Albums and Company Masters. Company shall provide MP3 with up-to-date lists of Company Recordings on written request, no more than once per quarter during the Term.

               i) In the event (A) there is a written, contractual prohibition on Company's right to grant rights to a particular Company Recording herein; and/or (B) Company requires that a Company Recording or any of the elements related thereto as described in paragraph 2(a)(iii) below (the "Elements") be excluded from the license herein because Company has a good faith concern (e.g., as a result of the threat or commencement of any legal action by a third party) that (i) Company lacks the right to license such Company Recording or Elements as contemplated herein, or (ii) such Company Recording or Elements infringe upon the rights of any Person, Company shall so notify MP3 in writing identifying the reason for such notice, and MP3's sole obligation shall be to remove said Company Recording or Elements, as applicable, from MyMP3 as soon as possible, but no later than five (5) business days after receipt of such notice unless and until such time as Company shall be able to grant such rights (which Company shall so inform MP3 as soon as possible) or MP3 separately can secure such rights. Company shall only have the right to send the notice described in the preceding sentence if it concurrently ceases all other exploitations of the applicable Recordings or Elements either generally or with respect to all on-line usages, as applicable.

               ii)    Company Recordings shall not include [...***...]


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
                      [...***...]

               iii) Company Recordings also shall not include either (i) Recordings owned or controlled by any Person which is not an Affiliate of Company and which acquires all or substantially all of Company's stock or assets and/or (ii) Recordings owned or controlled by any Person who is not an Affiliate of Company with which Company merges or otherwise combines with Company (each such event, a "Merger"). Notwithstanding the foregoing, if as a result of a Merger, Company or an Affiliate transfers any of its rights in and to a Company Recording to any third party (a "Successor Label"), such Company Recording shall continue to be deemed to be a Company Recording. In addition, if as a direct result of such Merger, either the [...***...] labels or any substantial portion of their active rosters of artists (the "Relevant Labels") is merged or combined with a record label that is not as of the date of such Merger wholly owned or controlled by Company (a "Combined Label"), then, if the Combined Label [...***...] the Parties shall endeavor to determine in good faith (taking into account the license arrangement between MP3.com and the other record label) the percentage of new Recordings released by such Combined Label to be deemed to be Company Recordings so that MP3's right to add new Recordings to Title Lists throughout the Term is not materially affected by the Merger (the "Percentage"). If the parties are unable to agree to the Percentage within sixty (60) days of the commencement of such meetings, either party may initiate binding arbitration in New York, New York under the rules of the American Arbitration Association and the laws of New York, before a mutually agreed arbitrator. The result of any such arbitration shall be binding upon the parties. Each party shall bear its own expenses incurred in connection with such arbitration. No arbitrator shall be an employee of, or advisor to, either party (or any Affiliate of such party). The subject matter of any such meetings, mediation or arbitration shall be limited solely to the Percentage and no other matters whatsoever.

        h)     "Company Shelf" means [...***...]


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
               [...***...] The Company shall have the right in its sole, unrestricted discretion (i) to design and customize the Company Shelf (with any such artwork, graphics, photographs, colors and other materials desirable to the Company), (ii) to program all Web Pages of the Company Shelf with content and information and
               (iii) to include on the Company Shelf hyperlinks to any Web Site selected by the Company. MP3 shall [...***...] As soon as practicable after the date hereof, MP3 shall provide the Company with [...***...] to access each Locker's Company Shelf to make changes thereto; provided, that until such time as [...***...] are available, MP3 shall [...***...] as Company shall direct in each instance. The size of the Company Shelf shall not exceed [...***...] The Company shall be entitled to post on the Company Shelf (or post hyperlinks to) [...***...] provided, that MP3 shall respect all usage rules set by the Company with respect to, and shall utilize technology designated by the Company for [...***...] MP3 shall not be required to incur any expense in compliance with usage rules not otherwise applicable to the Streaming of Company Recordings hereunder or not otherwise applicable to the operation of the MP3 Web Site in the ordinary course of its business. MP3 will not itself give Locker Owners the right or ability to [...***...] The Parties agree to work together to develop the features of the Company Shelf and to enhance the marketing and promotional benefits afforded by the Company Shelf.

        i) "Composition" - a single musical composition, irrespective of length, including all spoken words and bridging passages and including a medley.


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        j)     "Download" or Downloading" - a media delivery method whereby
               [...***...] The fact that a file [...***...] does not constitute Downloading for purposes hereof. The fact that a person is [...***...] which shall have been Streamed by MP3 in accordance with this agreement shall not deem such Steaming to have resulted in a Download so long as MP3 shall at all times use [...***...] of Streams of Company Recordings, consistent with industry standards employed for such purposes, and is otherwise complying with the terms hereof including, for the avoidance of doubt and without limitation, paragraph 12 below and Exhibits A and B annexed hereto.

        k) "Electronic Digital Copy" - a copy of a Recording in a digital format.

        l) "The Fraction": "The Fraction": A fraction, the numerator of which is [...***...] and the denominator of which is the [...***...]

        m) "Home Page" - the individual Web Page of a Web Site intended by the Person maintaining the Web Site concerned to be the first Web Page viewed by new end-users the first time they access such Web Site.

        n) "Instant Listen": A system described more particularly on Exhibit A annexed hereto the purpose of which is to enable a Locker Owner to add to that Locker Owner's Title List any Company Recordings embodied on a Company Album at the time such Company Album is purchased from a bona fide on-line retailer at a customary retail price. It is agreed that a Company Album shall not be available for access by a Locker Owner, even if same may be purchased from an on-line retailer until [...***...] MP3 shall use its best commercially reasonable efforts to require that all such retailers remove from a Locker Owner's Title List any Company Recordings embodied on a Company Album that the Locker Owner (or a Person acting on behalf of such Locker Owner) returns to the applicable retailer.


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
        o) "Internet": A medium consisting of wired or wireless electronic or electromagnetic networks (including without limitation, fiber optic, microwave, twisted-pair copper wires, coaxial cable, satellite, wireless transmission, cellular networks, and combinations thereof) and collections thereof now or hereafter existing, wherever, located, for the transmission from a distant location of digital data (e.g., text, information, graphics, audio, video, or combination of the foregoing), through the use of any protocols or standards now known or hereafter devised (including without limitation, Transmission Control Protocol/Internet Protocol ["TCP/IP"] and subsequent extensions or modifications thereof) from or to electronic devices (e.g., computers [mainframe, desktop, laptop, handheld, etc.], set-top boxes, cable modems, handheld devices, cell phones, televisions, etc.) capable of transmitting or receiving digital data or digital information, irrespective of whether such networks are open or proprietary, public or private, or whether a fee is charged or a subscription or membership is required in order to access such networks. "Internet" also includes without limitation the computer network comprising inter-connected networks commonly referred to as the "Internet" and the "World Wide Web." Notwithstanding anything to the contrary contained in the foregoing, "Internet" shall not include [...***...] The fact that a medium also delivers [...***...] shall not preclude such medium from being deemed the "Internet," so long as the medium itself is generally [...***...]

        p) "Link" - an embedded icon, object, graphic or text within a Web Page that consists of a hypertext pointer to the URL of another Web Page.

        q) "Locker": The Web Pages within MyMP3 in which each Locker Owner's Title List is maintained and Recordings may be accessed by such Locker Owner. A Locker may be accessed by a Locker Owner only after correctly entering the password assigned to such Locker Owner in accordance with the procedures described in Exhibit A to this agreement.

        r)     "Locker Owner": an individual end-user who:

               i) has registered for and has been assigned by MP3 a unique "account" for access to MyMP3 (a "User Account");

               ii) has had a unique password approved by MP3 in respect of each User Account, which must be correctly entered prior to the commencement of any session during which such end-user is permitted to access


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

                      MyMP3 (i.e., Persons that do not have such a unique password cannot access MyMP3.

        s) "Mechanical Royalties" - royalties payable to any Person for the right to reproduce and distribute copyrighted Compositions, literary works and other similar copyrighted materials embodied in a phonorecord, other than sound recording copyrights, on Phonograph Records.

        t) "MP3 Site" - the Web Site created, maintained and hosted by MP3, the Home Page of which is currently located at and accessed via the URL "www.mp3.com". Except with respect to co-branded versions of MyMP3, it is agreed that there will only be [...***...]

        u) "MyMP3": MP3's proprietary service, currently accessed via the URL "www.MyMP3.com" on the MP3 Site, under which a Locker Owner can establish and maintain a Title List, together with other interactive features, which can be accessed and used by such Locker Owner, all as described subject to the limitations set forth elsewhere in this Agreement including in the specifications attached hereto as Exhibit A.

        v) "Person": any natural person, legal entity, or other organized group of persons or entities. (All pronouns, whether personal or impersonal, which refer to Persons include natural persons and other Persons.)

        w) A "Phonograph Record" is a Record as embodied by the manufacturer and/or distributor in a physical, audio-only Record configuration (e.g., vinyl LP's, cassettes and compact discs).

        x) "Record": Any and all forms of reproductions, transmissions or communications of audio Recordings (e.g., Albums, singles, etc.), now or hereafter known, manufactured, distributed, transmitted or communicated primarily for home use, school use, juke box use, or use in means of transportation.

        y)     "Record Labels" means [...***...]

        z) "Recording": every recording of sound, not coupled with a visual image, by any method and on any substance or material, or in any other form or format, whether now or hereafter known, which is used or useful in the recording, production and/or manufacture of Records.

        aa) "Company Site" - the primary Web Site created, hosted and maintained by Company for the promotion of Company Recordings on the Internet, the Home Page of which is currently located at and accessible via the URL "www.sonymusic.com", and all Web Pages comprising such Web Site.


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

        bb) (A) "Stream" - a digital transmission of a Recording in compressed form solely by means of the Internet that (i) is [...***...] and (ii) does not [...***...] (B) "Streaming";
               "Streamed" the act or process of transmitting Streams.

        cc) "Title List(s)": The specific Recordings accessible from within an individual Locker. Multiple listings of the same Recording within an individual Locker, as in the case of different groupings or organizations of those Recordings selected by a Locker Owner (e.g., separate playlists within a Locker derived from a Title List, such as a particular arrangement of music for listening while the Locker Owner is exercising) for that reason alone shall not be deemed separate Title Lists for purposes hereof.

        dd) "Web Page" - a document that is either (a) written in HTML (i.e., Hypertext Markup Language), or another industry standard mark-up language, that is made available for viewing by end users at a single URL or domain name via the World Wide Web portion of the Internet by server software using HTTP (i.e., Hypertext Transfer Protocol) to effectuate data transmission (or server software using any other generally accepted protocols utilized to effectuate data transmissions via the World Wide Web portion of the Internet); or (b) written in any computer programming language other than HTML, that is intended to be accessible, directly or indirectly, simultaneously to end users throughout the world via a computer or any other electronic device on any public data network that uses Transmission Control Protocol/Internet Protocol (i.e., TCP/IP) or Wireless Application Protocol (i.e., WAP) to effectuate data transmission (or any other generally accepted protocols utilized to effectuate data transmissions via public data networks). For purposes of the preceding sentence, only, the requirement that end users pay a subscription fee or other charge in consideration of accessing a data network shall not, by that reason alone, mean that such data network is not a public data network.

        ee) "Web Site" - a collection of Web Pages with a common theme or subject matter which are (a) organized hierarchically, (b) owned, managed and operated by the same Person or at the direction of such Person, and (c) interconnected via Links.

2.      LICENSE:

        a) Subject to the terms and conditions of this agreement, Company hereby licenses to MP3 during the Term the non-exclusive, non-sublicensable right:

               i) To reproduce one or a reasonable number of copies of the Company Recordings, solely to the extent necessary to enable the digital audio


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

                      transmission of the Company Recordings in accordance with the terms and conditions prescribed elsewhere in this Agreement; and

               ii) To make digital audio transmissions of the Company Recordings solely by means of Streaming in accordance with paragraph 12 and the Exhibits hereto, from MP3's servers, to Locker Owners solely as part of MyMP3.

               iii) To use the names and tradenames of Company (as and solely to the extent that same appear on Company Recordings), the titles of Company Albums and Company Masters, the names of any Artists or other Persons rendering services or granting rights to Company with respect to Company Recordings, and any front Company Album cover artwork utilized by Company and its Affiliates in the United States, in connection with Company Recordings solely for informational purposes to identify Company Recordings in Lockers as part of MyMP3, e.g., on Title Lists and on display during Streaming. MP3 shall have the right to use such front album cover art only to the extent that Company can license such rights. Except as provided above, MP3 shall not have the right to use any of said materials, without Company's approval, which it can withhold in its absolute discretion. [...***...] MP3 agrees [...***...]

               iv)    [...***...]


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

        b) Company Recordings can be added to or inserted in an individual Locker solely:

               i)     Via MP3's "Instant Listen" system, or

               ii)    Via MP3's "Beam-it" system, or

               iii) By any other system established by MP3 which enables MP3 to affirm with no less than the same level of certainty as via Instant Listen or Beam-It that the Locker Owner has acquired a lawfully produced copy of a Phonograph Record embodying the Company Recordings that such Person desires to add to his or her Title List and which does not require an end-user to transfer Phonograph Recordings to storage devices (e.g. computer servers) maintained by any Person other than such end-user.

               iv) MP3 shall at all times utilize all commercially available technologies, and all technologies proprietary to MP3.com, if any, to minimize the possibility of Persons adding Company Recordings to their Title Lists other than by the methods outlined hereinabove or hereinbelow.

        c) The determination as to whether a Company Recording may be added to a Locker shall be made independently for each Company Recording (i.e., although an individual end user of MyMP3 may be authorized to add a single Company Recording to a Locker, such end-user and may concurrently not be authorized to add a different Company Recording to a Locker (a "Non-Qualified Recording"), in which case such end-user shall not be granted access to MyMP3 in respect of any such Non-Qualified Recording(s).

        d) Recordings accessible by Locker Owners via a Locker shall be organized and made available for access through the use of music management tools developed, established and maintained by MP3, which tools shall, inter alia, permit the Locker Owner to access such Recordings from a single locale at any one time. It is understood that a Locker Owner shall have the right to access such Person's Locker from any Internet enabled device or other connection; provided MyMP3 will not enable more than one simultaneous connection to a Locker.

        e) MP3 shall not enable Locker Owners to Download or facilitate the Downloading of Company Recordings. MP3 shall at all times use commercially reasonable measures to: (i) minimize the opportunity for Persons to create or facilitate the creation of Electronic Digital Copies of Streams of Company Recordings, and (ii) prevent circumvention of any security features related to MyMP3 adopted by MP3, consistent with industry standards employed for such purposes.

        f) It is agreed that no rights whatsoever to Compositions or other dramatic, literary or other works other than sound recordings that are embodied in



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

               Company Recordings are being conveyed herein and that MP3 separately shall secure any rights required in connection with the use of same in connection with MyMP3.

        g) MP3 shall be solely responsible for processing all subscriptions and memberships in and to MyMP3 placed by Locker Owners during the Term. Except as expressly authorized by Company in writing in each instance, Company shall have no responsibilities or obligations of any nature with respect to any end users of MyMP3. In connection with each such subscription and membership, MP3 exclusively will: interact directly with Locker Owners; prepare the necessary order and billing forms; approve and implement all unique passwords; bill, collect and process all payments and cancellations; assume the risk of canceled orders and non-payment; collect and pay all applicable taxes; and handle all customer service. Except as expressly authorized by Company in writing in each instance or agreed in this Agreement, Company shall have no responsibilities or obligations of any nature with respect to any end users of MyMP3, including, for the avoidance of doubt and without limitation, any Locker Owners.

        h) The license granted in this Section 2 is limited to the use of the Company Recordings and the materials described in 2(a)(iii) above solely in the manner set forth in this Agreement. Any and all other rights in connection with the Company Recordings and the materials described in 2(a)(iii) above are specifically reserved by Company. Nothing herein shall be construed as permitting MP3 to otherwise exploit the Company Recordings and the materials described in 2(a)(iii) above, and/or engage in the sale or distribution of any Electronic Digital Copies of any Company Recordings.

        i) Except as expressly provided in this agreement or permitted under applicable law, MP3 may not use the Company Recordings for any original programming, products, services or marketing campaigns of any type or nature, including but not limited to use in any so-called interactive "Internet Radio", so-called "jukebox" services, any games, sweepstakes or trivia contests.

        j) Except as expressly provided herein or permitted under applicable law: (a) neither MP3 nor any Person deriving rights from MP3 shall have any right to edit, modify or otherwise alter any of the Company Recordings; and (b) neither MP3 nor any Person deriving rights from MP3 will include the Company Recordings in computer files other than computer files created for use exclusively MyMP3 in accordance with this Agreement.

3.      EXCLUSIVITY: The rights granted to MP3 hereunder shall be non-exclusive.

4.      TERM AND TERRITORY:



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

        a)     The territory shall be [...***...] (the "Territory").

               i) Notwithstanding the foregoing, (A) MP3 shall have the right to permit all existing Locker Owners outside the Territory as of the date hereof (which MP3 represents [...***...] to continue to have all of the rights of Locker Owners in the Territory (the "Grandfathered Locker Owners"), and (B) MP3 shall have no liability by reason of persons outside of North America becoming Locker Owners unless [...***...] MP3 agrees during the Term that, without the prior written consent of Company, it shall [...***...]

               ii) Other than as permitted in 4(a)(iii) below, MP3 shall [...***...] provided that the mere possibility of access to MyMP3 by Persons outside the Territory will not constitute [...***...] as long as such Persons outside the Territory are not [...***...]

               iii)   Notwithstanding subparagraphs (i) and (ii) above:

                      a) In the event that during the Term MP3 [...***...], Company shall [...***...] Company or its Affiliate [...***...] shall have [...***...] If Company
                             [...***...]


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                      b)     In the event that at a particular time during the
                             Term Company or an Affiliate [...***...] Company shall have [...***...] which shall be [...***...]
                             MP3 shall [...***...] Notwithstanding the foregoing, in no event shall MP3 [...***...] If MP3 does [...***...] If MP3 does not [...***...] then
                             MP3 shall [...***...]

        b) The term of this license (the "Term") shall commence forthwith and shall continue until the date which is [...***...] after the earlier of January 1, 2001 or the date hereafter that MP3 begins Streaming Company Recordings to Locker Owners Upon termination of the License for any reason, or upon the termination or expiration of the Term: (a) all rights granted to MP3 herein to include Company Recordings and the materials described in paragraph 2(a)(iii) above (collectively, the "Company Materials") in MyMP3 shall immediately terminate; (b) MP3 shall thereafter have no right to make any use of any Company Materials in connection with MyMP3; (c) MP3 shall immediately cease to use the computer files embodying the Company Materials and any other materials owned or controlled by Company including, for the avoidance of doubt and without limitation, any Company trademarks; (d) MP3 shall immediately remove all Links to Web Sites owned or controlled by Company or its licensees on all Web Pages that are a part of MyMP3; (e) MP3 shall immediately remove all Company Shelves from MyMP3; and (f) MP3 shall promptly furnish Company with a sworn


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

               affidavit, in a form satisfactory to Company in its reasonable discretion, confirming that MP3 have returned or destroyed or removed, as the case may be, all copies of the foregoing materials. For the avoidance of doubt, no termination of the License or the termination or expiration of the Term shall affect Company's right to payment of all monies due hereunder.

5. CONSIDERATION:In consideration of this license, Company shall receive the following:

        a)     The greater of:

               i) [...***...] of the Adjusted Gross Revenues multiplied by the Fraction; or

               ii) A royalty (the "Royalty") of [...***...] for each Company Master of which more than [...***...] consecutive seconds (without regard to delays attributable to congestion caused by network traffic on the Internet, etc.) is Streamed by MP3 via a Locker. No consideration shall be payable to Company for Streams of a Company Master of [...***...] seconds duration or less. It is agreed that MP3 shall have the right to Stream Company Masters of less than [...***...] seconds duration solely in connection with MyMP3 and the MP3 Site, e.g., in conjunction with the "Instant Listening" service, without compensation to Company of any kind.

        b) [...***...] for each additional Company Master embodied on a Phonograph Record which is electronically added to any Locker by means of the "Instant Listen" or "Beam It" services, or any equivalent service authorized hereunder, in excess of those so added prior to the date hereof (the "Per Master Fee"). For clarification, it is understood that a single Company Master may be added to multiple Title Lists, and each separate inclusion of a Company Master into an individual Title List shall generate a separate Per Master Fee.

        c) It is agreed that revenues associated with a Company-owned or controlled Locker(s) shall be excluded in computing MP3's payment obligations under 5(a) and (b) above. The presence of a Company Shelf in a Locker shall not imply Company's control of such Locker.

        d)     MP3 shall provide Company [...***...]

        e)     MP3 agrees that [...***...]


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               [...***...] Company shall be [...***...] If such [...***...] MP3 shall [...***...] Company shall [...***...] If Company elects to [...***...] For example, if Company [...***...]

        f) The Company shall have the right to maintain a Company Shelf in all Lockers. On request from the Company [...***...] MP3 will [...***...] If MP3 allows Persons specifically to [...***...] For example, if [...***...] then Company shall have [...***...] Otherwise, MP3 shall provide the Company on a bi-monthly basis with a written report containing aggregate data concerning the Recordings that are included in individual Lockers, as well as such other categories of information concerning the Lockers and Locker Owners, on a aggregate basis, as may be available to MP3, such as the age, gender, zip codes connection speed and other demographics and MyMP3 usage data, so as to enable the Company better to customize the information to be included on the Company Shelf. In addition to the foregoing, to the extent that MP3 reasonably is able to do so, MP3 shall provide Company with [...***...]


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               [...***...]  The costs of [...***...]

        g) As soon as practicable after the date hereof, MP3 shall make available to the Company [...***...] including, without limitation, [...***...] It is understood that MP3 shall not provide [...***...] The Company acknowledges that [...***...] is confidential and is proprietary to MP3. Notwithstanding the foregoing, MP3 acknowledges that information contained on a Company Shelf is confidential and proprietary to the Company. Also, MP3 acknowledges that the Company Shelf may include solicitations for the Locker Owner directly to contact the Company. Any information collected by Sony after referral to Company from the Company Shelf shall be exclusively owned and may be exclusively used or otherwise exploited by Company, as between the parties hereto.

        h) The Company agrees that in respect of each purchase which is paid for and not returned (other than for credit) or reversed of Company Recordings or other products directly from the Company or its Affiliates through the Company Shelf [...***...] the Company shall pay to MP3 a fee (the "Commission") equal to [...***...] of the monies actually received by the Company from a Locker Owner for such Company Recording or other product [...***...] The Commission shall be accounted, paid and subject to audit on the same basis as is the compensation payable to Company hereunder.

6.      ACCOUNTINGS:

        a) MP3 will compute the sums due Company under paragraphs 5(a), 5(b) and 5(d) as of each [...***...] after the date hereof. Within sixty-(60) days after each [...***...] MP3


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               will send Company a statement covering sums due hereunder and shall concurrently pay Company all sums shown due thereunder.

        b)     MP3 will maintain (for at least 5 years after the end of the
               Term) books and records with respect to sums payable to Company hereunder. Company may, at its own expense no more than once per calendar year, examine and copy those books and records, as provided in this paragraph. Company may make such an examination for a particular statement within three and one-half (3-1/2) years after the date when MP3 sends Company the statement concerned. Company shall only have the right to institute suit with respect to a particular statement within three years after the close of the Term hereof. As an alternative, Company shall have the right to conduct a single audit of MP3, otherwise as set forth herein, at any time within eighteen (18) months after the end of the Term. Company may make those examinations only during MP3's usual business hours, and at the place where it keeps the books and records. Such books and records shall be kept at the MP3 office in San Diego, California, unless otherwise notified. Company will be required to notify MP3 at least ten (10) days before the date of planned examination. In the event that an audit proves (as a result of a mutually approved settlement or a binding judgment) an underpayment to Company of greater than [...***...] of sums properly due for the audited period, MP3 shall reimburse Company for its reasonable audit costs.

        c) The statements referred to paragraph 7(a) above shall provide Company information, sorted by both artist and title, setting forth [...***...] MP3 will work in good faith with Company to develop formats for MP3's accounting statements, including computer-sensible formats, which will assist Company in accounting to Artists with respect to the exploitation by MP3 of Company Recordings and incorporating the information directly into Company's accounting systems.

        d) If Company does not receive any accounting statement as and when required hereunder for more than three accounting periods in any one (1) year period, then with respect to the next accounting period(s), MP3 shall submit License Fee payments that are [...***...] than the quarterly payments due for the preceding quarter, and payments shall continue at that increased rate, until Company receives the late accounting statement. If the amount paid pursuant to this subparagraph is more than the amount actually due, the overpayment shall be credited against future license fees due to Company under this agreement.

7.      WARRANTIES; AUTHORITY TO CONTRACT:


*** Confidential Treatment Requested

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        a)     MP3 warrants and represents that:

               i) MP3 has the right and power to enter into and fully perform this license agreement and to make the commitments MP3 makes herein, and has obtained or will obtain all necessary licenses, permissions and consents.

               ii) Company shall not be subject to any Mechanical Royalties or any royalties in respect of the reproduction or public performance of any Compositions or other literary, dramatic or other works (other than underlying sound recording rights in the Company Recording itself) embodied in the Company Recordings.

               iii) MP3 is fully-qualified to render the services described herein and to maintain and operate the MP3 Site as described herein. MP3 shall operate the Service to the best of MP3's abilities in accordance with the technical specifications attached hereto as Exhibit A.

               iv) MP3 owns, and will own at all times during the Term, all right, title and interest in and to the MP3 Site and the Service and all materials embodied, reproduced or otherwise contained therein (other than the rights and materials licensed by Company hereunder), and all copyrights and other rights therein, throughout the Territory, free and clear of any and all claims or encumbrances whatsoever. The MP3 Site and the Service, and the operation and use thereof for the purposes described herein, shall not, and at no time shall during the Term, violate any law (including, without limitation, any federal law or regulation) or infringe upon or violate the rights of any Person, including, without limitation, any trademarks, names, logos, copyrights, materials or other content MP3 creates, licenses, uses, publishes, performs, reproduces, distributes or displays (other than the Recordings or other materials licensed or furnished to MP3 by Company hereunder).

               v) MP3 have obtained from all necessary third parties all licenses and other rights necessary or advisable in order to create and operate the Service.

               vi) MP3 is a corporation duly organized and in good standing under the laws of Delaware.

               vii) MyMP3 will not display any advertising or promotional material within a Locker that contains Company Recordings which material is pornographic in Company's good faith determination, nor shall there appear within such Locker a Link to a Web Site the principal focus of which is pornography. The foregoing shall in no way restrict the type of Recordings or related information that can be included on Title Lists in any Lockers.

               viii) MP3 shall not mislead, misrepresent or make any fraudulent representations through or in connection with the Services.

               ix) MP3 shall not enter into any agreement whatsoever on behalf of Company, or make any representations or warranties on behalf of Company, or represent to any Person that MP3 have the power, whether express or implied, to bind Company in any way or enter into contracts on Company's behalf.

               x) MP3 shall not make any use of any Company Recordings or any other materials owned or controlled by Company or its Licensees, or authorize any third party to make any use of any Company Recordings or any other materials owned or controlled by Company or its Licensees, except as specifically permitted pursuant to the terms of this or another written agreement.

               xi) MP3 shall comply with all applicable laws, rules, regulations and privacy policies.

               xii) MP3 shall not cut, edit, change, alter, add to, delete from or revise any Company Recordings in whole or in part, directly or indirectly. Without limiting the generality of the foregoing, MP3 shall not alter or delete any title, credit or copyright notice, any trademarks or service marks, or the featured and non-featured talent, writing, producing, or other credits required by Company to be used or displayed in conjunction with the Licensed Recording concerned as directed by Company. The use of compression technologies solely to the extent necessary to serve the Company Recordings as permitted in this Agreement as herein contemplated will not be deemed a violation of any of the foregoing restrictions.

        b)     Company represents and warrants:

               i) that it has the full legal right, power and all authority and approval required to enter into, execute and deliver this Agreement;

               ii) that it has the full legal right, power and all authority and approval to grant the rights and licenses herein granted and fully to perform its obligations hereunder;

               iii) that no third party consent is required to grant to MP3 the rights and licenses herein granted;

               iv) that Company will be responsible for payment of any Record Revenue Participations; and

               v) that this Agreement has been duly authorized, executed and delivered by such party and constitutes the valid and binding obligation of Company enforceable in accordance with its terms.

        c) Either Party may terminate the Term of this Agreement upon a material breach of any of the material agreements made by the other Party hereto, including without limitation a failure to account for more than three (3) consecutive accounting periods in any year, which breach is not cured within thirty (30) days from date of detailed written notice by the non-breaching Party of any such breach.

        d) The Company may terminate the Term of this Agreement if MP3 is dissolved or liquidated, or becomes bankrupt or otherwise insolvent.

8.      INDEMNITY:

        a) MP3 shall at all times indemnify and hold harmless Company and its Affiliates from and against any and all claims, losses, damages, liabilities, costs and expenses, including, without limitation, legal expenses and reasonable counsel fees arising out of any breach or alleged breach by MP3 or any MP3 Affiliate of any of warranty, representation, covenant or obligation by MP3 or any MP3 Affiliate hereunder (individual and collectively, "MP3 Claims"). In the event of any MP3 Claim: (i) Company shall notify MP3 of the MP3 Claim concerned promptly following the date that Company or any Company Affiliate becomes aware of it; (ii) MP3 shall defend against the MP3 Claim concerned (at MP3's own expense) through legal counsel selected by MP3 with Company's consent, which consent Company shall not unreasonably withhold; and (iii) each Party shall reasonably cooperate with the other in the defense of the MP3 Claim concerned. MP3 shall be solely responsible for the amount of any settlement approved by MP3 or judgment for such MP3 Claim and all legal expenses and counsel fees incurred by MP3 in connection therewith, subject to section 8(b) below.

        b) In the event that MP3 or any MP3 Affiliate is failing for any reason to defend against the MP3 Claim concerned, Company shall have the right to assume the defense and settlement of the MP3 Claim concerned through legal counsel selected by Company, but MP3 shall be solely responsible at all times for the amount of any settlement or judgment for such MP3 Claim, as well as all reasonable legal expenses and reasonable counsel fees incurred by Company in connection therewith. Any settlement of an MP3 Claim shall be subject to MP3's consent, which consent MP3 shall not unreasonably withhold. Notwithstanding the foregoing, in the event that MP3 defends against the MP3 Claim concerned (at MP3's own expense) through legal counsel selected by MP3 in accordance with and subject to clause (ii) of section 8(a) above, Company shall have the right at all times to actively participate in the defense thereof, and to employ legal counsel selected by Company at Company's own expense [separate from the counsel employed by MP3], it being understood that MP3 shall have the right at all times, in MP3's sole discretion, to maintain control of the conduct of the defense.

        c) Company shall at all times indemnify and hold harmless MP3 and its Affiliates from and against any and all claims, losses, damages, liabilities, costs and expenses, including, without limitation, legal expenses and reasonable counsel fees arising out of any breach or alleged breach by Company of any warranty, representation, covenant or obligation by Company hereunder (individually and collectively, "Company Claims"). In the event of any Company Claim: (i) MP3 shall notify Company of the Company Claim concerned promptly following the date that MP3 becomes aware of it; (ii) Company shall defend against the Company Claim concerned (at Company's own expense) through legal counsel selected by Company with MP3's consent, which consent MP3 shall not unreasonably withhold; and (iii) each Party shall reasonably cooperate with the other in the defense of the Company Claim concerned. Company shall be solely responsible for the amount of any settlement or judgment for such Company Claim and all legal expenses and counsel fees incurred by Company in connection therewith, subject to section 8(d) below.

        d) In the event that Company or any Company Affiliate is failing for any reason to defend against the Company Claim concerned, MP3 shall have the right to assume the defense and settlement of the Company Claim concerned through legal counsel selected by MP3, but Company shall be solely responsible at all times for the amount of any settlement or judgment for such Company Claim, as well as all reasonable legal expenses and reasonable counsel fees incurred by MP3 in connection therewith. Any settlement of a Company Claim shall be subject to Company's consent, which consent Company shall not unreasonably withhold. Notwithstanding the foregoing, in the event that Company defends against the Company Claim concerned (at Company's own expense) through legal counsel selected by Company in accordance with and subject to clause (ii) of section 8(c) above, MP3 shall have the right at all times to actively participate in the defense thereof, and to employ legal counsel selected by MP3 at MP3's own expense [separate from the counsel employed by Company], it being understood that Company shall have the right at all times, in Company's sole discretion, to maintain control of the conduct of the defense.

9. INJUNCTIVE RELIEF: MP3 acknowledges that the rights licensed by Company hereunder have a special, unique and extraordinary character which gives them a peculiar value, and that, in the event of a material breach of any material term, condition, representation, warranty, covenant or agreement contained in this agreement, Sony may be caused irreparable injury, which cannot be adequately compensated in monetary damages. Accordingly, in the event of any such breach, actual or threatened, Company shall have, in addition to any other legal remedies, the right to seek injunctive or other equitable relief. (The preceding sentence shall not be construed to preclude MP3 from opposing any application for such relief based upon contest of other facts alleged by Company in support of the application.).

10. NOTICES: All notices to be given hereunder shall be in writing and shall be sent by courier or other personal delivery or by registered or certified mail to the applicable address set forth on page 1 hereof or at such other address as shall be designated in writing from time to time by the party receiving notice. Company shall send a copy of each such notice to MP3 to Ziffren, Brittenham, Branca & Fischer, LLP., 1801 Century Park West, Los Angeles, California 90067, Attn: Gary Stiffelman, Esq. MP3 shall send a copy of each notice to Company to its Senior Vice President of Business Affairs and Administration and its Senior Vice President and General Counsel. Except as otherwise provided herein, such notices shall be deemed given when personally delivered or mailed, except that notices of change of address shall be effective only after the actual receipt thereof.

11.     MISCELLANEOUS:

        a) This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

        b) Company may assign its rights under this agreement in whole or in part to any subsidiary, affiliated or controlling corporation, to any Person owning or acquiring a substantial portion of the stock or assets of Company, or to any partnership or other venture in which Company participates, and such rights may be similarly assigned by any assignee. No such assignment shall relieve Company of any of its obligations hereunder. Company may also assign its rights to any of its Licensees if advisable in Company's sole discretion to implement the license granted. MP3 shall not have the right to assign this agreement or any of its rights hereunder other than to a Person owning or acquiring a substantial portion of its stock or assets without Company's prior written consent; provided no such assignment shall relieve MP3 of any of its obligations hereunder. Any purported assignment by MP3 in violation of this paragraph shall be void.

        c) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The New York courts (State and Federal), only, will have jurisdiction of any controversies regarding this agreement; any action or other proceeding which involves such a controversy will be brought in those courts and not elsewhere. Except as is specifically provided herein, nothing in this Agreement is intended to confer on any person not a party hereto any rights or remedies under this Agreement.

        d) Neither party shall be deemed to be in breach of any of its obligations hereunder unless and until the other party shall have given specific written notice describing in reasonable detail the breach and the allegedly breaching party shall have failed to cure that breach within a reasonable time after its receipt of that written notice.

        e) This agreement may not be modified except by an instrument in writing executed by each party hereto. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof.

        f) MP3 acknowledges that Company shall have the right to license or establish businesses similar to MyMP3.

        g) In entering into this agreement, and in providing services pursuant hereto, MP3 and Company have and shall have the status of independent contractors and nothing herein contained shall contemplate or constitute MP3 or Company as each other's agents or employees.

        h) A waiver by either party of any provision of this agreement in any instance shall not be deemed to waive it for the future.

        i) All remedies, rights, undertakings, and obligations contained in this agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking or obligation of either party. No exercise of any of a Party's options or remedies under this Agreement will limit a Party's right to recover damages by reason of any default by the other Party, a Party's right to exercise any of its other options or remedies under this Agreement, or any of any Party's other rights or remedies. The captions of the Articles in this agreement are included for convenience only and will not affect the interpretation of any provision.

        j) MP3 will bear and pay any and all taxes, duties and customs of any kind, however designated, levied or based in any way anywhere in the Territory upon the performance of this agreement or the sale or resale of any products or services by MP3 and its Affiliates, including, for the avoidance of doubt and without limitation, all sales, use, excise, purchase, value added or similar taxes but excluding income or similar taxes on sums payable to Company, which income or similar taxes, for the avoidance of doubt, Company shall bear. If any claim is made against Company for such taxes, MP3 will promptly remit to Company such sums together with any penalties and interest assessed immediately, unconditionally and without offset.

12.     SECURITY:

        a) Reference is made to Exhibit A hereof, which is incorporated herein by this reference. MP3 represents that the security systems outlined in Exhibit A are presently in place with respect to MyMP3 and that such systems, or systems more protective or effective, as the case may be, shall remain in place throughout the Term hereof as applicable to Company Recordings. Promptly after becoming aware that any Person has circumvented any security systems implemented in MyMP3 as described herein or in Exhibits A and B hereto (a "Security Flaw") and continues to utilize or exploit such Security Flaw, either directly or indirectly, or immediately after Company has advised MP3 that Persons are utilizing or exploiting any Security Flaw, either directly or indirectly: (i) MP3 shall notify such Person and undertake an investigation with respect to such activity, (ii) MP3 shall warn such Person that if the practice in question continues, MP3 may cancel such Person's Locker or deny access to Company Recordings thereunder, and (iii) MP3 shall take reasonable steps to monitor such Person's activity so as to take such further measures as may be appropriate to protect the Company Recordings from illicit usages. If such activity nonetheless continues, MP3 shall take reasonable steps designed to ensure that such Person can no longer access Company Recordings via MyMP3. MP3 at all times actively shall monitor MyMP3 to detect any potential Security Flaws. If a Person disseminates on a Web Site, directly or indirectly, any method pursuant to which any of the security systems described in Exhibit A may be circumvented in a manner so as to permit uncontrolled access to Company Recordings in contravention of MP3's Security Systems and/or the policies and standards in effect for MyMP3, Company shall have the right to require that MP3 suspend and toll the Term hereof until such time as such uncontrolled access can substantially be prevented. No suspension or tolling shall apply for a breach of [...***...] In the event that a suspension and tolling continues for more than a year, and the cause thereof solely affects MP3, Company shall have the right to terminate the tolling of the Term by written notice to Company. In the event that a suspension and tolling continues for more than two years, and the cause thereof affects MP3 and all companies offering digital locker services similar to MyMP3, Company shall have the right to terminate the tolling of the Term by written notice to Company. A termination of tolling shall not of itself result in the termination of suspension.

        b) Commencing [...***...] and so long as [...***...] MP3 shall, [...***...] only Stream Company Recordings [...***...] Commencing on [...***...] MP3 shall only Stream Company Recordings [...***...]


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                                       26
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               [...***...] Until such time [...***...] MP3 shall not increase the bit-rate at which Company Recordings are encoded from the rate at which Recordings presently are encoded generally by MP3 (i.e., a encoding "bit rate" of 128Kbs) or such higher rate as Company permits third parties to encode Company Recordings.

        c)    Notwithstanding anything contained herein, MP3 shall [...***...]

13.     CONFIDENTIALITY; PRESS RELEASE:

        a) Company, MP3 and each of their respective Affiliates agree that they shall, and they shall instruct in writing their respective attorneys, accountants and other professional advisors (collectively, "Advisors") to, hold in confidence and not communicate, transmit, publish, disseminate or otherwise disclose any of the terms and conditions of this Agreement or any fact, matter, event or surrounding circumstance leading to or relating to the negotiation thereof to which such Party was privy or of which they were otherwise made aware (e.g., by being copied on correspondence or by being advised of such fact, matter, event or circumstance by another party to the negotiation) (collectively, "Confidential Information"); provided, however, that nothing in this paragraph 13 shall prohibit disclosure of such Confidential
               Information: (a) by Company, MP3 or any Affiliate to its respective financial officers, management, bankers or others as may be reasonably necessary in the


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                                       27
               operation of its respective business or by Company to any of its Affiliates; (b) by Company, MP3 or any Affiliate to its respective Advisors to the extent that such disclosure is in the opinion of such Advisors required to enable such Advisors fully to represent the Person concerned (or by any of Company's Affiliates or licensees to their respective attorneys, accountants and other professional advisors); (c) in connection with any legal or governmental proceeding; or (d) to any judicial, governmental or regulatory body. Notwithstanding the foregoing, in the event that either Party seeks or is required to disclose Confidential Information as a result of the circumstances described in clauses (c) or (d) of the preceding sentence, the Party seeking to disclose Confidential Information shall use reasonable efforts to promptly notify the other Party of such potential disclosure so that such other Party may seek an appropriate protective order to prevent the disclosure of such Confidential Information. [...***...]

        b) Company, MP3 and each of MP3's Affiliates agree that the disclosure of the existence of this agreement or any of the transactions contemplated in this Agreement, including, without limitation, any Confidential Information, in the context of any formal public communication to a third party of any kind, including, for the avoidance of doubt and without limitation, in the context of a formal press announcement or press conference, shall be subject to MP3's and Company's mutual approval. Attached hereto as Exhibit C to this Agreement is a formal press announcement which is deemed mutually approved by both MP3 and Sony (the "Agreed Statement").

        Please indicate your acceptance of the above terms by signing in the space indicated below.

                                            Very truly yours,

                                            MP3.COM, INC.


                                            By:  /s/ ROBIN RICHARDS
                                                --------------------------------

AGREED AND ACCEPTED:

Sony Music, A Group of Sony Music Entertainment Inc.


By:   /S/ RON WILCOX
    --------------------------------
    Ron Wilcox
    Senior Vice President
    Business Affairs and Administration



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

                                    EXHIBIT A
                                     My.MP3



Beam-it
-------
[...***...]



*** Confidential Treatment Requested

                                    EXHIBIT B
                                   [...***...]



*** Confidential Treatment Requested

                                    EXHIBIT C
                           Exemplar of MyMP3 Web Page


                   [Graphic Depicting A My.MP3.com Web Page]

                                    EXHIBIT B
                                   STIPULATION

UNITED STATES DISTRICT COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

----------------------------------------------

UMG RECORDINGS, INC., SONY MUSIC
ENTERTAINMENT INC., WARNER BROS. RECORDS          Case No.: 00 Civ. 0472 (JSR)
INC., ARISTA RECORDS INC., ATLANTIC
RECORDING CORPORATION, BMG MUSIC d/b/a THE
RCA RECORDS LABEL, CAPITOL RECORDS, INC.,         Stipulation and Order
ELEKTRA ENTERTAINMENT GROUP, INC.,                of Discontinuance
INTERSCOPE RECORDS, and SIRE RECORDS GROUP        With Prejudice
INC.,

                  Plaintiffs,

        v.

MP3.COM, INC.,

                  Defendant.

----------------------------------------------

IT IS HEREBY STIPULATED AND AGREED, by and among the undersigned counsel for Plaintiff Sony Music Entertainment Inc. (the "Settling Plaintiff") and Defendant MP3.com, Inc. that, pursuant to said parties' settlement agreement, the Complaint in the above-captioned action is hereby dismissed with prejudice pursuant to Fed.R.Civ.P. Rule 41 as to the claims of the Settling Plaintiff.

Dated:  August 15, 2000



                                            ARNOLD & PORTER



                                        By: /s/ HADRIAN R. KATZ
                                            ------------------------------------
                                            Hadrian R. Katz
                                            555 Twelfth Street, N.W.
                                            Washington, D.C.  20004

                                            (202) 942-5000

                                            Counsel for Plaintiff
                                            Sony Music Entertainment Inc.

                                            COOLEY GODWARD LLP



                                        By: /s/ MICHAEL B. CARLINSKY
                                            ------------------------------------
                                            Michael G. Rhodes (MR 0426)
                                            4365 Executive Drive
                                            Suite 1100
                                            San Diego, CA 92121-2128
                                            Tel:       (858) 550-6000
                                            Fax:       (858) 453-3555

                                                 -and-

                                            ORRICK, HERRINGTON & SUTCLIFFE LLP
                                            Michael B. Carlinsky (MC-6594)
                                            666 Fifth Avenue
                                            Suite 1100
                                            San Diego, CA  92121
                                            (212) 506-5000

                                            Counsel for Defendant
                                            MP3.com, Inc.


SO ORDERED.



--------------------------------
Hon. Jed Rakoff
U.S.D.J.

                                    EXHIBIT C
                                  PRESS RELEASE


                                                                     FOR MP3.COM
                                                                   GREG WILFAHRT
                                                                  (858) 623-7280
                                                                      pr@mp3.com

                                                   FOR SONY MUSIC ENTERTAINMENT:
                                                                 LAURIE JAKOBSEN
                                                                  (212) 833-5047
                                                   laurie_jakobsen@sonymusic.com


     MP3.COM AND SONY MUSIC ENTERTAINMENT SETTLE COPYRIGHT INFRINGEMENT SUIT


     SONY MUSIC ENTERTAINMENT GRANTS MP3.COM LICENSE FOR MY.MP3.COM SERVICE

SAN DIEGO and NEW YORK, Aug. XX, 2000 -- MP3.com, Inc. (Nasdaq: MPPP) and Sony Music Entertainment (SME) announced today that they have settled the copyright infringement suit brought by Sony Music Entertainment in connection with MP3.com's My.MP3.com system. In addition to a payment by MP3.com for past acts, the companies announced that MP3.com has entered into a non-exclusive, North American license with SME for use of SME-controlled recordings with the My.MP3.com system, including the "Beam-It(TM)" and "Instant Listening(TM)" software services. These services are designed to require, among other things, users to verify the CDs they own in order to access that music in their My.MP3.com Music Manager (i.e. personal digital locker).

"It is clear that Sony Music Entertainment understands and embraces the Internet and values responsible technologies that excite consumers and reward content owners," said Michael Robertson, chairman and chief executive officer of MP3.com. "MP3.com respects the rights of copyright holders, and now, with this settlement and license, we can offer consumers an avenue to access music online from CDs they have purchased."

"Sony Music Entertainment strongly enforces its copyrights. This settlement affirms and upholds the right of copyright owners to be paid for the use of their works on the Internet," said Al Smith, Senior Vice President, Sony Music Entertainment. "Sony Music has always understood that changes in technology create new ways for consumers to experience entertainment. This licensing agreement with MP3.com is one of a number of initiatives that we have underway to enhance music fans' experience in an environment that protects intellectual property rights."

About MP3.com

MP3.com, Inc. has created what it believes is a unique and robust technology infrastructure for the storage, management, promotion and delivery of digital music. As the Internet's premier Music Service Provider (MSP), the company is dedicated to providing consumers with anytime, anywhere access to their music using any web-enabled device. The company's web site hosts what it believes is the largest collection of digital music available on the Internet, with more than 562,000 songs and audio files from over 87,000 digital artists and record labels. Dedicated to growing the digital music space, the company's products and services include on-demand Subscription Music Channels, an innovative Retail Music Program, a Syndicated Radio Division and others. Additionally, through the company's MSP initiative, MP3.com is partnering with a variety of forward-looking technology companies to expand its digital music strategy. MP3.com common stock is traded on the Nasdaq National Market under the ticker symbol MPPP. The company is based in San Diego, California. For more information on MP3.com, visit www.mp3.com.

About Sony Music Entertainment

Sony Music Entertainment (SME), a leading global producer, manufacturer, and marketer of recorded music and video, has a presence in 60 countries. In 1994, the company created the New Technology and Business Development division, which operates companies, directs investments and provides incubation facilities for early stage digital media companies from three principal locations in San Francisco, New York and Los Angeles. The group's holdings include over 30 companies in the digital media infrastructure, technology, wireless, service and digital content areas, reflecting SME's strategy for the broadband era. These companies include AllStarCharity.com, AudioBase, C4, Digital On-Demand, Emazing, Exactis/ 24/7 Media, Gig.com, Indimi (the parent company of AdTools and InfoBeat), i3 Mobile, lastminute.com, Launch Media, Listen.com, MongoMusic, NetGen, Palm, Inc, Quintus, Reciprocal, Redband Broadcasting, Spinner.com, T-10, Urbanworld and Yupi.com.

Statements in this press release that are not strictly historical are forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include references to activities expected to occur in connection with MP3.com's settlement and license arrangement with Sony Music Entertainment. These statements involve a high degree of risk and uncertainty, are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include risks related to: implementation of MP3.com's license arrangement with Sony Music Entertainment; MP3.com's current litigation proceedings, including without limitation the inability to reach settlement with all parties to such litigation proceedings; MP3.com's new and uncertain business model; acceptance of MP3.com's products and services; MP3.com's limited operating history, and MP3.com's rapid growth, as well as other risks detailed from time-to-time in MP3.com's reports to the Securities and Exchange Commission, including its report on Form 10-K for the year ended December 31, 1999 and its most recent report on Form 10-Q.